Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

This certification is given by the undersigned Chief Executive Officer and Chief Financial Officer of Cowlitz Bancorporation (the "Registrant") pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the Registrant's quarterly report of Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), that:

	(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

	(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard J. Fitzpatrick Richard J. Fitzpatrick Chief Executive Officer Cowlitz Bancorporation
/s/ Donna P Gardner Donna P Gardner Chief Financial Officer Cowlitz Bancorporation
November 14, 2005

24